EXHIBIT NO. 23.01


                                  CONSENT
                                  -------

We have issued our report dated March 16, 2001, except for Note N for which the date is April 19, 2001, accompanying the December 31, 2000 consolidated financial statements of Encore Wireless, Inc. and Subsidiaries, in the Annual Report on Form 10-KSB, which are incorporated by reference in this Form S-8 Registration Statement. We consent to the incorporation by reference of the aforementioned report in the Registration Statement.

                                   /S/ Grant Thornton LLP
Salt Lake City, UT
December 10, 2001